UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 5, 2013

Seven Seas Cruises S. DE R.L.
(Exact Name of Registrant as Specified in Its Charter)

Republic of Panama	333-178244	75-3262685
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8300 NW 33rd Street, Suite 100 Miami, FL 33122
(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: (305) 514-2300

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement.

On July 10, 2013, Seven Seas Cruises S. DE R.L. (the “Company”) announced that it has entered into a definitive contract, effective July 5, 2013, with Italy’s Fincantieri shipyard to build a new luxury cruise ship for the Company.  Under the terms of the contract, the Company will pay approximately US$450 million to Fincantieri for the new cruise ship. Financing for the project is expected to be arranged by Crédit Agricole Corporate and Investment Bank with support from SACE, Italy’s export credit facility.

A copy of the related press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.

(d)  Exhibits

Exhibit No.	Description

99.1	Press release issued on July 10, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 10, 2013
SEVEN SEAS CRUISES S. DE R.L.

/s/ JASON M. MONTAGUE
Jason M. Montague, Executive Vice President and
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release issued on July 10, 2013.